Whitestone REIT Reports Third Quarter 2017 Results
-Strengthens Diversity and Leadership of Board with Addition of Two New Independent Trustees-
-Reaffirms Full Year 2017 Guidance-

HOUSTON, November 1, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the third quarter ended September 30, 2017. Whitestone acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s national, regional and local tenants provide daily necessities, needed services and entertainment not readily available online to the communities they serve.

Highlights

•	Strengthens Board of Trustees (the “Board”) by adding two independent trustees, increasing cognitive and gender diversity

•	Inclusion into the S&P SmallCap 600 Index on September 8, 2017

•	Operating Portfolio occupancy climbs above 90%

•	Reaffirms full year 2017 guidance

Third Quarter 2017 Compared to Third Quarter 2016:
All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Net Income Attributable to Whitestone REIT (“Net Income”) of $3.0 million

•	133% growth in Net Income per share to $0.07

•	60% growth in Funds from Operations (“FFO”) to $10.1 million

•	19% growth in FFO per share to $0.25

•	33% growth in FFO Core to $13.1 million. FFO Core per share of $0.33 in both periods

•	32% growth in revenues to $33.7 million

•	30% growth in Net Operating Income (“NOI”)

•	4.7% same store NOI growth in wholly owned properties. 2.9% same store growth in all properties, including consolidated partnership properties (“non-core” legacy assets)

•	20.3% increase in annualized base rent per square foot for wholly owned properties to $18.84

•	7.6% rental rate increase on new and renewal leases executed in wholly owned properties (GAAP Basis, Trailing Twelve Months)

•	Increase in Operating Portfolio occupancy to 90.1% from 87.6%

“We continue to see strong results from our neighborhood centers located in targeted communities with high household incomes, educated workforces, and positive household growth projections, as evidenced by our 4.7% same store NOI growth and Operating Portfolio occupancy climbing above 90%,” commented Jim Mastandrea, Chairman and Chief Executive Officer. “With a heightened focus on driving efficiencies throughout our operating platform and overall cost structure, Whitestone increased year over year gross real estate assets by more than $225 million and revenues by 32%. We also took steps to enhance our corporate governance and ensure that our practices align with our culture by adding two new trustees who bring independence, diversity and leadership experience to our Board. Our commitment to serving e-commerce resistant retailers and providing daily essential services is what differentiates Whitestone from our peers, and positions the Company to continue delivering strong results and driving shareholder value.”

Real Estate Portfolio Update

Community Centered Properties® Portfolio Statistics:

As of September 30, 2017, Whitestone wholly owned 58 Community Centered Properties® with 5.0 million square feet of gross leasable area ("GLA"). The portfolio comprises 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s retail Community Centered Properties® are located in Austin (4), San Antonio (3), Dallas-Fort Worth (6), Houston (17) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%.

The Company’s properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership L.P.

At the end of the third quarter of 2017, the Company's diversified tenant base comprised approximately 1,649 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. In addition to minimum monthly rent payments, the leases generally include reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the third quarter, the leasing team signed 92 leases totaling 276,000 square feet of new, expansion and renewal leases, compared to 113 leases totaling 270,000 square feet in the third quarter of 2016. The total lease value added during the quarter was $18.9 million compared to $16.3 million during the same period last year. The Company's total Operating Portfolio occupancy stood at 90.1% at quarter end.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company's activities over the last twelve months, the Company’s undepreciated cost basis real estate assets grew by $226.0 million to $1.14 billion at September 30, 2017, compared to $918.6 million at September 30, 2016.

Liquidity, Debt and Credit Facility:

At September 30, 2017, 48 of the Company’s wholly-owned 58 properties were unencumbered by mortgage debt, with an aggregate undepreciated cost basis of $732.9 million. The Company had total real estate debt, net of cash, of $656.1 million, of which approximately 66%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.9% and the weighted average remaining term was 5.4 years.

At quarter end, Whitestone had $6.3 million of cash available on its balance sheet and $72.8 million of available capacity under its credit facility, not including a $200 million accordion option.

Dividend

On September 13, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2017, to be paid in three equal installments of $0.095 in October, November, and December 2017.

Board of Trustees

During the third quarter, the Company expanded the size of its Board to seven, adding Nandita Berry and Najeeb A. Khan.

Ms. Berry previously served as the 109th Secretary of State for Texas and was recently inducted into the Texas Women’s Hall of Fame in recognition of her exceptional business achievements. With a distinguished record as a civil servant and previously as a legal advisor in the private sector, Ms. Berry brings substantial experience overseeing financial and strategic planning, leading government and international relations and engaging with key stakeholders.

Mr. Khan is the President and Chief Executive Officer of Interlogic Outsourcing Inc., a company he founded in 2001 and helped grow into one of the nation’s leading cloud-based payroll and human resources management solutions providers. Mr. Khan is a technology and human resources veteran with a proven track record of entrepreneurial success as well as extensive venture and real estate investment experience.

Each of Ms. Berry and Mr. Khan has been determined by the Board to meet the independence standards of the New York Stock Exchange and the Securities and Exchange Commission. Ms. Berry has been appointed to the Audit Committee of the Board. Mr. Khan has been appointed to the Nominating and Governance Committee of the Board.

About Nandita Berry
Ms. Berry recently served as the 109th Secretary of State of Texas. In that capacity, her many roles and responsibilities included Economic Ambassador, Chief Elections Officer, Border Commerce Coordinator and Chief International Protocol Officer. Prior to her position as Secretary of State, Ms. Berry served on the University of Houston System Board of Regents, including as Vice Chairman of The Board of Regents, as well as Chairman of the Audit and Compliance Committee. Additionally, she was a member of both the Finance and Administration Committee and the Academic and Student Success Committee. Previously, Ms. Berry was Senior Counsel for Locke Lord LLP, a full-service international law firm, and for El Paso Energy Corporation, a Fortune 500 natural gas company. In addition to being inducted into the Texas Women’s Hall of Fame in 2014 for exceptional business achievement and being recognized as one of Houston’s 50 Most Influential Women by Houston Woman Magazine, she has also served as a member of the Board of Directors for the Houston Zoo, Inc., South Asian Chamber of Commerce, and Community Family Center of Houston. Ms. Berry holds a Bachelor’s Degree in Economics and Political Science from both the University of Houston and Mt. Carmel College, Bangalore, India. In addition, she holds a Juris Doctorate from the University of Houston Law Center.

About Najeeb Khan
Mr. Khan is President and Chief Executive Officer of Interlogic Outsourcing Inc. (IOI), a company he founded in 2001 that succeeds Interlogic Systems, Inc. (ISI), a company that Mr. Khan established in 1987. Under his leadership, IOI has grown from a local operation to one of the nation’s leading, award winning cloud-based payroll and human resources management solutions providers. Prior to founding ISI, Mr. Khan served as Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank, where he was responsible for the commercial services division that provided outsourcing solutions for payroll, accounting and inventory controls to diverse businesses. Mr. Khan currently serves as a Director of 1st Source Bank (SRCE), where he is a member of the Audit Committee and chairs the Loan and Fund Committee. Mr. Khan previously served as a Trustee of Memorial Health Foundation, on the Investment Committee of Community Foundation of St. Joseph County, Studebaker Museum and as a member of the Finance Committees for WNIT Public Television, and Holy Cross College. He holds a Bachelor of Science Degree in Mathematics and Computer Science from Grand Valley State University.

2017 Guidance

The Company reaffirms its previously released guidance for 2017 and expects net income attributable to Whitestone REIT for 2017 to range from $0.26 to $0.31 per share and FFO and FFO Core to range from $0.97 to $1.02 and $1.29 to $1.34 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information
In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, November 2, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (888) 471-3843
Dial-in number for international participants:    (719) 325-4748

The conference call will be recorded and a telephone replay will be available through Thursday, November 16, 2017. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            6378678

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. As of October 31, 2017, Whitestone's total shareholder return ranks #1 of 17, #4 of 17, and #4 of 14, of the U.S. public shopping center REITs for the one-year, three-year, and five-year periods, respectively. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Kevin Reed
Director of Investor Relations
(713) 435-2219
kreed@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,144,558	$920,310
Accumulated depreciation	(124,268)	(107,258)
Total real estate assets	1,020,290	813,052
Cash and cash equivalents	6,338	4,168
Restricted cash	105	56
Marketable securities	242	517
Escrows and acquisition deposits	9,116	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,212	19,951
Unamortized lease commissions and loan costs	8,397	8,083
Prepaid expenses and other assets	3,448	2,762
Total assets	$1,070,148	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$662,675	$544,020
Accounts payable and accrued expenses	35,041	28,692
Tenants' security deposits	6,746	6,125
Dividends and distributions payable	11,401	8,729
Total liabilities	715,863	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 38,524,480 and 29,468,563 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	38	29
Additional paid-in capital	509,774	396,494
Accumulated deficit	(167,397)	(141,695)
Accumulated other comprehensive gain	1,004	859
Total Whitestone REIT shareholders' equity	343,419	255,687
Noncontrolling interests:
Redeemable operating partnership units	11,002	11,941
Noncontrolling interest in Consolidated Partnership	(136)	15
Total noncontrolling interests	10,866	11,956
Total equity	354,285	267,643
Total liabilities and equity	$1,070,148	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Property revenues
Rental revenues	$24,891	$19,844	$69,197	$58,915
Other revenues	8,762	5,664	22,931	17,157
Total property revenues	33,653	25,508	92,128	76,072

Property expenses
Property operation and maintenance	6,104	4,904	16,973	14,381
Real estate taxes	5,181	3,414	13,588	10,072
Total property expenses	11,285	8,318	30,561	24,453

Other expenses (income)
General and administrative	5,581	6,218	17,598	16,467
Depreciation and amortization	7,247	5,449	19,936	16,362
Interest expense	6,376	4,669	17,158	14,221
Interest, dividend and other investment income	(142)	(164)	(381)	(339)
Total other expense	19,062	16,172	54,311	46,711

Income before gain (loss) on sale or disposal of properties or assets and income taxes	3,306	1,018	7,256	4,908

Provision for income taxes	(126)	(80)	(296)	(247)
Gain on sale of properties	—	—	16	2,890
Gain (loss) on sale or disposal of assets	(40)	26	(135)	10

Net income	3,140	964	6,841	7,561

Redeemable operating partnership units	84	15	201	131
Non-controlling interests in Consolidated Partnership	63	—	228	—
Less: Net income attributable to noncontrolling interests	147	15	429	131

Net income attributable to Whitestone REIT	$2,993	$949	$6,412	$7,430

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.03	$0.18	$0.25
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.03	$0.17	$0.25

Weighted average number of common shares outstanding:
Basic	37,992	28,195	34,406	27,210
Diluted	38,589	29,024	35,211	28,013

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$3,140	$964	$6,841	$7,561

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	172	1,529	124	(6,962)
Unrealized gain (loss) on available-for-sale marketable securities	(7)	(11)	26	20

Comprehensive income	3,305	2,482	6,991	619

Less: Net income attributable to noncontrolling interests	147	15	429	131
Less: Comprehensive gain attributable to noncontrolling interests	5	26	5	(120)

Comprehensive income attributable to Whitestone REIT	$3,153	$2,441	$6,557	$608

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$6,841	$7,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,936	16,362
Amortization of deferred loan costs	953	1,202
Amortization of notes payable discount	447	241
Gain on sale of marketable securities	(5)	—
Loss (gain) on sale or disposal of assets and properties	119	(2,900)
Bad debt expense	1,442	1,298
Share-based compensation	7,347	6,874
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,496)	485
Accrued rent and accounts receivable	(3,703)	(2,802)
Unamortized lease commissions	(2,196)	(2,126)
Prepaid expenses and other assets	411	725
Accounts payable and accrued expenses	(1,718)	261
Tenants' security deposits	621	812
Net cash provided by operating activities	27,999	27,993
Cash flows from investing activities:
Acquisitions of real estate	(124,557)	(60,616)
Additions to real estate	(13,499)	(15,362)
Proceeds from sales of properties	26	3,957
Proceeds from sales of marketable securities	306	—
Net cash used in investing activities	(137,724)	(72,021)
Cash flows from financing activities:
Distributions paid to common shareholders	(29,494)	(23,606)
Distributions paid to OP unit holders	(932)	(415)
Distributions paid to noncontrolling interest in Consolidated Partnership	(379)	—
Proceeds from issuance of common shares, net of offering costs	107,619	26,686
Net proceeds from credit facility	40,600	64,000
Repayments of notes payable	(2,788)	(13,552)
Payments of loan origination costs	(695)	—
Change in restricted cash	(49)	18
Repurchase of common shares	(1,987)	(2,904)
Net cash provided by financing activities	111,895	50,227

Net increase in cash and cash equivalents	2,170	6,199
Cash and cash equivalents at beginning of period	4,168	2,587
Cash and cash equivalents at end of period	$6,338	$8,786

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Nine Months Ended
	September 30,
	2017	2016
Supplemental disclosure of cash flow information:
Cash paid for interest	$16,311	$13,700
Cash paid for taxes	329	284
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$995	$544
Financed insurance premiums	$1,115	$1,060
Value of shares issued under dividend reinvestment plan	$95	$83
Value of common shares exchanged for OP units	$206	$125
Change in fair value of available-for-sale securities	$26	$20
Change in fair value of cash flow hedge	$124	$(6,962)
Acquisition of real estate in exchange for OP units	$—	$8,738
Reallocation of ownership percentage between parent and subsidiary	$9	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO AND FFO CORE	2017	2016	2017	2016
Net income attributable to Whitestone REIT	$2,993	$949	$6,412	$7,430
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,015	5,405	19,255	16,195
(Gain) loss on sale or disposal of assets and properties	37	(26)	114	(2,900)
Net income attributable to exchangeable operating partnership units	84	15	201	131
FFO	10,129	6,343	25,982	20,856

Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,704	3,042	7,545	6,886
Acquisition costs	264	427	1,398	990
FFO Core	$13,097	$9,812	$34,925	$28,732

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,129	$6,343	$25,982	$20,856
Distributions paid on unvested restricted common shares	(148)	(146)	(344)	(498)
FFO excluding amounts attributable to unvested restricted common shares	$9,981	$6,197	$25,638	$20,358
FFO Core excluding amounts attributable to unvested restricted common shares	$12,949	$9,666	$34,581	$28,234

Denominator:
Weighted average number of total common shares - basic	37,992	28,195	34,406	27,210
Weighted average number of total noncontrolling OP units - basic	1,084	487	1,090	488
Weighted average number of total common shares and noncontrolling OP units - basic	39,076	28,682	35,496	27,698

Effect of dilutive securities:
Unvested restricted shares	597	829	805	803
Weighted average number of total common shares and noncontrolling OP units - diluted	39,673	29,511	36,301	28,501

FFO per common share and OP unit - basic	$0.26	$0.22	$0.72	$0.73
FFO per common share and OP unit - diluted	$0.25	$0.21	$0.71	$0.71

FFO Core per common share and OP unit - basic	$0.33	$0.34	$0.97	$1.02
FFO Core per common share and OP unit - diluted	$0.33	$0.33	$0.95	$0.99

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,993	$949	$6,412	$7,430
General and administrative expenses	5,581	6,218	17,598	16,467
Depreciation and amortization	7,247	5,449	19,936	16,362
Interest expense	6,376	4,669	17,158	14,221
Interest, dividend and other investment income	(142)	(164)	(381)	(339)
Provision for income taxes	126	80	296	247
Gain on sale of properties	—	—	(16)	(2,890)
(Gain) loss on disposal of assets	40	(26)	135	(10)
Net income attributable to noncontrolling interests	147	15	429	131
NOI	$22,368	$17,190	$61,567	$51,619